UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 2, 2008
Date of Report (date of earliest event reported)
NATIONAL DENTEX CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number 000-23092

MASSACHUSETTS	04-2762050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Vision Drive Third Floor Natick, MA	01760
(Address of Principal Executive Offices)	(Zip Code)
(508) 907-7800
(Registrant’s Telephone No., including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 2, 2008, National Dentex Corporation (“National Dentex”) entered into a Retirement Agreement (the “Agreement”) with Donald E. Merz, who retired as Senior Vice President of National Dentex effective January 1, 2008.
The Agreement provides that Mr. Merz will consult for National Dentex for a one-year period, by providing services to the Chief Executive Officer or the Board of Directors. Mr. Merz will be compensated at a rate of $100,000 under the Agreement, payable in two $50,000 installments on each of January 15, 2008 and July 15, 2008. The Agreement also provides for continuation of medical care for Mr. Merz and his spouse for the remainder of their lives, through payment by National Dentex of certain Medicare and group medical premiums.
The text of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Retirement Agreement by and among National Dentex Corporation and Donald E. Merz dated January 2, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DENTEX CORPORATION (Registrant)

January 8, 2008
	By:	/s/ Richard F. Becker, Jr.

Richard F. Becker, Jr.
Executive Vice President and Treasurer

Exhibit Index
10.1	Retirement Agreement by and among National Dentex Corporation and Donald E. Merz dated January 2, 2008.